UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2014

Hampden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33144	20-571454
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

19 Harrison Avenue, Springfield, Massachusetts 01102
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (413) 736-1812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Hampden Bancorp, Inc. (“the Company”) and Hampden Bank (“the Bank”) unanimously elected Robert A. Massey, 63, the Company’s current Chief Financial Officer and Treasurer, as Chief Operating Officer of the Company and the Bank effective as of July 1, 2014. Mr. Massey has served in numerous leadership positions within the Bank since 1991 and with the Company since 2007. Additional biographical information concerning Mr. Massey is contained in the press release dated July 1, 2014, which is attached as Exhibit 99.1 and is incorporated herein by reference. The terms of Mr. Massey’s change in control agreement with the Company and the Bank will continue to remain in effect.

The Board of Directors of the Company and the Bank unanimously elected Tara G. Corthell, 34, the Company’s current Senior Vice President and Director of Finance, as Chief Financial Officer and Treasurer of the Company and the Bank effective as of July 1, 2014. Ms. Corthell has served in numerous leadership positions within the Bank and Company since 2006, most recently being appointed as Senior Vice President and Director of Finance of the Company and Bank in 2013. Additional biographical information concerning Ms. Corthell is contained in the press release dated July 1, 2014, which is attached as Exhibit 99.1 and is incorporated herein by reference. The terms of Ms. Corthell’s change in control agreement with the Company and the Bank will continue to remain in effect.

The public announcement regarding these appointments was made by means of news of a news release, the text of which is set forth in Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01.   Financial Statements and Exhibits.
(d)           The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release dated July 1, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampden Bancorp, Inc.
(Registrant)

Date: July 1, 2014	By:	/s/ Glenn S. Welch
Glenn S. Welch
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 1, 2014

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